BYLAWS
                                       OF
                            PACIFIC INTERMEDIA, INC.


                                    ARTICLE I
                                  SHAREHOLDERS
                                  ------------

Section 1. Annual  Meeting.  An annual  meeting shall be held once each calendar
--------------------------
year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held at the time and place designated by the Board of Directors from time to time.

Section  2.  Special  Meetings.  Special  meetings  of the  shareholders  may be
------------------------------
requested by the President, the Board of Directors, or the holders of a majority of the outstanding voting shares.

Section 3. Notice.  Written notice of all shareholder meetings shall be provided
-----------------
under this section or as otherwise required by law. The Notice shall state the place, date, and hour of meeting, and if for a special meeting, the purpose of the meeting. Such notice shall be mailed to all shareholders of record at the address shown on the corporate books, at least 10 days prior to the meeting. Such notice shall be deemed effective when deposited in ordinary U.S. mail, properly addressed, with postage prepaid.

Section  4.  Place  of  Meeting.  Shareholders  meetings  shall  be  held at the
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corporation's principal place of business unless otherwise stated in the notice.

Section  5.  Quorum.  A  majority  of the  outstanding  voting  shares,  whether
-------------------
represented in person or by proxy, shall constitute a quorum at a shareholders meeting. In the absence of a quorum, a majority of the represented shares may adjourn the meeting to another time without further notice. If a quorum is represented at an adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled. The shareholders present at a meeting represented by a quorum may continue to transact business until adjournment, even if the withdrawal of some shareholders results in representation of less than a quorum.

Section 6. Informal  Action.  Any action  required to be taken,  or which may be
---------------------------
taken, at a shareholders meeting, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the shareholders who own all of the shares entitled to vote with respect to the subject matter of the vote.







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                                   ARTICLE II
                                    DIRECTORS
                                    ---------

Section 1. Number of Directors.  The corporation  shall be managed by a Board of
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Directors consisting of 2 director(s).

Section 2. Election and Term of Office.  The  directors  shall be elected at the
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annual shareholders  meeting.  Each director shall serve a term of 1 year(s), or until a successor has been elected and qualified.

Section 3.  Quorum.  A majority of directors shall constitute a quorum.
------------------

Section 4. Adverse Interest.  In the determination of a quorum of the directors,
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or in voting,  the  adverse  interest  of a director  shall not  disqualify  the director or invalidate his or her vote.

Section 5. Regular  Meeting.  An annual meeting shall be held,  without  notice,
---------------------------
immediately following and at the same place as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, for additional regular meetings without notice other than the notice provided by the resolution.

Section 6. Special Meeting.  Special meetings may be requested by the President,
--------------------------
Vice-President, Secretary, or any two directors by providing five days' written notice by ordinary United States mail, effective when mailed.

Section 7.  Informal  Action.  Any action  required  to be taken at a meeting of
----------------------------
directors, or any action which may be taken at a meeting of directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, is signed by all of the directors or all of the members of the committee of directors, as the case may be.

Section 8. Removal / Vacancies.  A director shall be subject to removal, with or
------------------------------
without cause, at a meeting of the shareholders called for that purpose. Any vacancy that occurs on the Board of Directors, whether by death, resignation, removal or any other cause, may be filled by the remaining directors. A director elected to fill a vacancy shall serve the remaining term of his or her predecessor, or until a successor has been elected and qualified.

Section 9.  Committees.  To the extent  permitted by law, the Board of Directors
----------------------
may appoint from its members a committee or committees, temporary or permanent, and designate the duties, powers and authorities of such committees.






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                                   ARTICLE III
                                    OFFICERS
                                    --------

Section 1.  Number of  Officers.  The  officers  of the  corporation  shall be a
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President,   one  or  more  Vice-Presidents  (as  determined  by  the  Board  of
Directors), a Secretary, and a Treasurer. Two or more offices may be held by one person.

Section 2. Election and Term of Office.  The officers shall be elected  annually
--------------------------------------
by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of the shareholders. Each officer shall serve a one year term or until a successor has been elected and qualified.

Section 3. Removal or Vacancy.  The Board of  Directors  shall have the power to
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remove an officer or agent of the  corporation.  Any vacancy that occurs for any reason may be filled by the Board of Directors.


                                   ARTICLE IV
                    CORPORATE SEAL, EXECUTION OF INSTRUMENTS
                    ----------------------------------------

The corporation shall not have a corporate seal. All instruments that are executed on behalf of the corporation which are acknowledged and which affect an interest in real estate shall be executed by the President or any Vice-President and the Secretary or Treasurer. All other instruments executed by the corporation, including a release of mortgage or lien, may be executed by the President or any Vice-President. Notwithstanding the preceding provisions of this section, any written instrument may be executed by any officer(s) or agent(s) that are specifically designated by resolution of the Board of Directors.


                                    ARTICLE V
                               AMENDMENT TO BYLAWS
                               -------------------

The bylaws may be amended, altered, or repealed by the Board of Directors or the shareholders by a majority of a quorum vote at any regular or special meeting; provided however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the Board of Directors.


                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

Any director or officer who is involved in litigation by reason of his or her position as a director or officer of this corporation shall be indemnified and held harmless by the corporation to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights).





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                                   ARTICLE VII
                               STOCK CERTIFICATES
                               ------------------

The corporation may issue shares of the corporation's stock without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information that is required by law to be on the certificates. Upon written request to the corporate secretary by a holder of such shares, the secretary shall provide a certificate in the form prescribed by the directors.


                                  Certification
                                  -------------

I certify that the foregoing is a true and correct copy of the bylaws of the above-named corporation, duly adopted by the incorporator(s) on January 26, 2001.



                                         /s/ Tina M. Bogani
                                         ---------------------------------
                                         Tina M. Bogani, Secretary

























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